                                                                    EXHIBIT(4)-2

                   AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT


        THIS AMENDMENT NO. 2, DATED SEPTEMBER 5, 1996, by and among MEDPARTNERS, INC., a Delaware corporation (the "Company"), CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company, successor in interest to Chemical Bank, a national banking association ("Assignor") and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York corporation ("Assignee") to that certain Rights Agreement, dated as of March 1, 1995, by and among MedPartners, Inc., now MP of Delaware, Inc. and a wholly owned subsidiary of the Company ("MP of Delaware") and Chemical Bank, a national banking association ("Chemical Bank"), as amended by Amendment No. 1 to the Rights Agreement, dated as of November 29, 1995, by and among MP of Delaware, the Company and Chemical Bank, pursuant to which MP of Delaware assigned to the Company and the Company assumed from MP of Delaware, MP of Delaware's rights, duties and obligations under the Rights Agreement (as amended, the "Rights Agreement").

        WHEREAS, pursuant to the Rights Agreement, Company now desires to remove Assignor as Rights Agent and appoint in it place Assignee as the successor Rights Agent pursuant to the Rights Agreement;

        WHEREAS, Company, Assignor and Assignee agree that Assignor hereby assigns to Assignee all of Assignor's right, title, property and interest in Assignor's capacity as Rights Agent;

        WHEREAS, Assignor agrees that notice regarding the transfer has been given by Assignee and the Company pursuant to the Rights Agreement;

        WHEREAS, Assignee agrees to waive receipt of a Written Notice from the Company and to assume all duties and obligations of the Assignor with respect to the Rights Agreement;

        WHEREAS, Section 26 of the Rights Agreement provides that the Rights Agreement may be amended by the Company and the Rights Agent, if the Company so directs; and

        WHEREAS, Company desires to amend the combined capital and surplus requirement for successor trustees in the Rights Agreement and so directs;

        NOW THEREFORE, in accordance with the terms of the Rights Agreement and this Amendment No. 2 to the Rights Agreement, the parties do hereby covenant and agree as follows and take the following actions:

        1. Section 21 of the Rights Agreement is hereby amended by deleting therefrom the figure "100,000,000" and inserting in lieu thereof the figure "$50,000,000".

        2. Assignee hereby represents, warrants, covenants, and declares that Assignee meets all of the following requirements:

         (a) Assignee is a corporation organized and doing business under the laws of the United States and of the State of New York.

         (b)     Assignee is in good standing under all applicable laws;

         (c) Assignee is authorized under such laws to exercise corporate trust powers;

         (d) Assignee is subject to supervision or examination by federal or state authority;

         (e) As of September 5, 1996, Assignee has a combined capital and surplus of at least $50,000,000;

3. Company does hereby remove Assignor as Rights Agent and appoint Assignee Assignor's successor as Rights Agent.

4. Assignor does hereby assign unto Assignee all of the Assignor's rights, title, property and interest in the position of Rights Agent.

5. Assignee hereby accepts the foregoing assignment of the position of Rights Agent and hereby assumes all duties and obligations of Assignor for the period on and after the date of this Amendment No. 2 to the Rights Agreement.

6. This Assignment and Assumption Agreement shall be binding upon, and inure to the benefit of, the parties to this Amendment No. 2 to the Rights Agreement and their respective successors and assigns.

7. Exhibit A to the Rights Agreement is hereby deleted in its entirety and the document marked as Exhibit A and attached hereto is hereby substituted in its place and such, becomes part of the Rights Agreement.

        IN WITNESS WHEREOF, this Amendment No. 2 to the Rights Agreement has been signed and delivered by the parties as of the date first above written.


                          MEDPARTNERS, INC.


                          By:   Tracy P. Thrasher
                                -------------------------------------
                          Its:  Executive Vice President & Corporate
                                -------------------------------------
                                Secretary
                                -------------------------------------

                          CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                          By:   Beverly A. Verrico
                                -------------------------------------
                          Its:  Assistant President
                                -------------------------------------


                          FIRST CHICAGO TRUST COMPANY OF NEW YORK

                          By:   James Kuzmich
                                -------------------------------------
                          Its:  Customer Service Officer
                                -------------------------------------



                                    - 3 -